Exhibit 99.1

FOR IMMEDIATE RELEASE

Cleveland BioLabs Announces $4.2 Million Financing

BUFFALO, N.Y. – February 4, 2015 – Cleveland BioLabs, Inc. (Nasdaq: CBLI) today announced that it has entered into definitive agreements with two institutional investors to purchase a total of $4.2 million of equity securities of the Company. The closing of the offering is expected to take place on or about February 6, 2015, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), acted as exclusive placement agent in connection with the offering.

A shelf registration statement (File No. 333-192755) relating to the securities issued in the offering has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed by Cleveland BioLabs with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov, from Ladenburg Thalmann & Co. Inc., Prospectus Department, 570 Lexington Avenue, 11th Floor, New York, New York 10022, by calling (212) 409-2000 or by e-mailing prospectus@ladenburg.com, or from Cleveland BioLabs, by emailing rlevine@cbiolabs.com.

The offering consisted of 572,206 shares of common stock, plus an additional 583,856 shares of common stock subject to pre-funded warrants all at a price of $3.00 per share. An additional $750,000 was invested in preferred stock convertible into common stock at $3.00 per share for 250,000 shares and issued in a private placement. The total investment amounted to $4.2 million and the total common shares issuable under these securities are 1,406,062 after full exercise and conversion, subject to shareholder approval. In addition, a total of 1,406,062 Series A Warrants to purchase shares of common stock at an exercise price of $3.64 per share were issued in a private placement, which shall be initially exercisable six months following issuance and expire six years from the date they become exercisable. Pursuant to a registration rights agreement, the Company has agreed to file a registration statement for the resale of the shares of common stock issuable upon conversion of the convertible preferred stock and the Series A Warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Cleveland BioLabs in this offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Cleveland BioLabs

Cleveland BioLabs, Inc. is an innovative biopharmaceutical company seeking to develop first-in-class pharmaceuticals designed to address diseases with significant medical need. The company’s lead product candidates are entolimod, which is being developed as radiation countermeasure and a potential cancer treatment, and Curaxin CBL0137, its lead oncology product candidate. The company conducts business in the United States and in the Russian Federation through its three operating subsidiaries, Incuron, LLC, BioLabs 612, LLC and Panacela Labs, Inc. The company maintains strategic relationships with the Cleveland Clinic, Roswell Park Cancer Institute, and the Children’s Cancer Institute Australia. To learn more about Cleveland BioLabs, Inc., please visit the Company’s website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, Cleveland BioLabs’ expectations regarding the completion of the proposed offering, statements regarding the likelihood of receiving funding; its ability to successfully develop and commercialize its therapeutic products; the conduct and results of its various clinical trials; and future performance. These statements reflect the view of Cleveland BioLabs as of the date of this press release with respect to future events and, except as required by law, Cleveland BioLabs undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

These factors include, among others, risks related to market conditions and the satisfaction of customary closing conditions related to the proposed offering, the Company’s failure to successfully and timely develop existing and new products; the Company’s collaborative relationships and the financial risks related thereto; the Company’s inability to obtain regulatory approval in a timely manner or at all; the risks inherent in the early stages of drug development and in conducting clinical trials; the Company’s ability to comply with its obligations under license agreements; the Company’s history of operating losses and the potential for future losses, which may lead the Company to not be able to continue as a going concern. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. See also the “Risk Factors” and “Forward-Looking Statements” described in the Company’s periodic filings with the Securities and Exchange Commission.

Contact:

Rachel Levine, Vice President, Investor Relations

Cleveland BioLabs, Inc.

T: (917) 375-2935

E: rlevine@cbiolabs.com